Exhibit 99.1

Aug 6, 2015

TransEnterix, Inc. Reports Operating Results for the Second Quarter 2015

RESEARCH TRIANGLE PARK, N.C., — (BUSINESS WIRE) — TransEnterix, Inc. (NYSE MKT: TRXC), a medical device company that is pioneering the use of robotics and flexible instruments to improve minimally invasive surgery, today announced its operating and financial results for the second quarter 2015.

Operating Highlights

•	Completed Good Laboratory Practices (GLP) Studies using the SurgiBot™ System in April 2015

•	SurgiBot System FDA 510(k) Application Submitted June 1, 2015

•	Completed underwritten equity offering raising $52.2 million in net proceeds, including the underwriters exercise of additional shares in July 2015

“We are pleased to have submitted our 510(k) application to the FDA for the SurgiBot System,” said Todd M. Pope, President and Chief Executive Officer of TransEnterix. “For the balance of the year, we will be working with the FDA to achieve our clearance and preparing for commercialization.”

For the three months ended June 30, 2015, the Company reported a net loss of $9.3 million, or $0.14 net loss per share, which included research and development expenses of $6.6 million, sales and marketing expenses of $0.4 million, and general and administrative expenses of $2.1 million. Operating expenses were primarily associated with the development of the SurgiBot System. On June 30, 2015, the Company’s cash and cash equivalents totaled $71.1 million.

Conference Call

TransEnterix, Inc. will host a conference call on Thursday, August 6, 2015 at 4:30 PM ET to discuss its 2015 second quarter operating and financial results. To listen to the conference call on your telephone, please dial (877) 419-6591 for domestic callers or (719) 325-4747 for international callers approximately ten minutes prior to the start time. To access the live audio webcast or archived recording, use the following link http://ir.transenterix.com/events.cfm. The replay will be available on the Company’s website for approximately 90 days after the conference call.

About SurgiBot

The SurgiBot system, currently in development, is a minimally invasive, patient-side robotic surgery system. The system utilizes flexible instruments through articulating channels controlled directly by the surgeon, with robotic assistance, at the patient’s bedside. The flexible nature of the system allows for multiple instruments to be introduced and deployed through a single incision. The SurgiBot System has not been cleared by the FDA for use in the United States.

About TransEnterix

TransEnterix is a medical device company that is pioneering the use of robotics and flexible instruments to improve minimally invasive surgery by addressing the economic and clinical challenges associated with current laparoscopic and robotic options. The Company is focused on the development and commercialization of the SurgiBot System, a robotically enhanced laparoscopic surgical platform that allows the surgeon to be patient-side within the sterile field. For more information, visit the company’s website at www.transenterix.com.

Forward Looking Statements

This press release includes statements relating to the SurgiBot System, and our current regulatory and commercialization plans for these products. These statements and other statements regarding our future plans and goals constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations, including whether we will be able to successfully commercialize the SurgiBot System and whether the SurgiBot System will be able to be utilized in a wide variety of surgical facilities with the potential to deliver critical benefits to surgeons, hospitals and patients. Factors that could cause our results to differ materially from those described include, but are not limited to, whether the SurgiBot System’s 510(k) application will be cleared by the U.S. FDA. For a discussion of the most significant risks and uncertainties associated with TransEnterix’s business, please review our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 20, 2015, our Form 10-Q for the 2015 second quarter expected to be filed on August 6, 2015, and other filings we make with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:
Westwicke Partners
Mark Klausner, 443-213-0501
transenterix@westwicke.com

or
Media Contact:
TransEnterix, Inc.
Mohan Nathan, 919-917-6559
mnathan@transenterix.com

TransEnterix, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014

Sales	$—	$113	$—	$206
Operating Expenses
Cost of goods sold	—	238	—	458
Research and development	6,579	7,882	14,063	12,893
Sales and marketing	373	461	748	867
General and administrative	2,116	1,913	4,096	3,527

Total Operating Expenses	9,068	10,494	18,907	17,745

Operating Loss	(9,068)	(10,381)	(18,907)	(17,539)

Other Expense
Interest Expense, net	(280)	(206)	(561)	(527)

Total Other Expense, net	(280)	(206)	(561)	(527)

Net Loss	$(9,348)	$(10,587)	$(19,468)	$(18,066)

Other comprehensive income (loss)	—	—	—	—

Comprehensive loss	$(9,348)	$(10,587)	$(19,468)	$(18,066)

Net loss per share — basic and diluted	$(0.14)	$(0.18)	$(0.30)	$(0.33)

Weighted average common shares outstanding — basic and diluted	68,105	59,673	65,937	54,264

TransEnterix, Inc.
Consolidated Balance Sheets
(in thousands, except share amounts)
(Unaudited)

	June 30,	December 31,
	2015	2014
Assets
Current Assets
Cash and cash equivalents	$71,112	$34,766
Accounts receivable, net	8	133
Interest receivable	1	1
Other current assets	586	789

Total Current Assets	71,707	35,689

Restricted cash	—	250
Property and equipment, net	2,914	3,120
Intellectual property, net	1,991	2,241
Trade names, net	6	7
Goodwill	93,842	93,842
Other long term assets	90	62

Total Assets	$170,550	$135,211

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$1,606	$1,768
Accrued expenses	2,259	1,769
Notes payable — current portion	2,487	610

Total Current Liabilities	6,352	4,147
Long Term Liabilities
Notes payable — less current portion, net of debt discount	7,427	9,275

Total Liabilities	13,779	13,422
Commitments and Contingencies
Stockholders’ Equity
Common stock $0.001 par value, 750,000,000 shares authorized at June 30, 2015 and December 31, 2014; and 82,481,722 and 63,182,806 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	82	63
Additional paid-in capital	312,073	257,642
Accumulated deficit	(155,384)	(135,916)

Total Stockholders’ Equity	156,771	121,789

Total Liabilities and Stockholders’ Equity	$170,550	$135,211

TransEnterix, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2015		2014
Operating Activities
Net loss		$(19,468)		$(18,066)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization		768		594
Amortization of debt discount		29		—
Amortization of debt issuance costs		25		44
Stock-based compensation		1,667		1,202
Loss on disposal of property and equipment		—		19
Changes in operating assets and liabilities:
Accounts receivable		125		92
Interest receivable		—		66
Inventory		—		263
Other current and long term assets		150		(13)
Restricted cash		250		125
Accounts payable		(162)		1,812
Accrued expenses		490		500

Net cash and cash equivalents used in operating activities		(16,126)		(13,362)

Investing Activities
Proceeds from sale and maturities of investments		—		6,191
Purchase of property and equipment		(311)		(910)

Net cash and cash equivalents (used in) provided by investing activities		(311)		5,281

Financing Activities
Payment of debt		—		(1,897)
Proceeds from issuance of common stock, net of issuance costs		52,533		52,506
Proceeds from exercise of stock options and warrants		250		24

Net cash and cash equivalents provided by financing activities		52,783		50,633

Net increase in cash and cash equivalents		36,346		42,552
Cash and Cash Equivalents, beginning of period		34,766		10,014

Cash and Cash Equivalents, end of period	$	71,112	$	52,566

Supplemental Disclosure for Cash Flow Information
Interest paid		$375		$337